Exhibit 99.1

Commercial Bancgroup, Inc. Announces Results for the First Quarter 2026

HARROGATE, TN –April 27, 2026 – Commercial Bancgroup, Inc. (“Commercial” or the “Company”) (Nasdaq: CBK), the parent company of Commercial Bank (the “Bank”), today announced net income of $9.5 million, or $0.70 per common share, for the first quarter of 2026, compared to net income of $8.7 million, or $0.72 per common share, for the first quarter of 2025. Core (net of any one-time adjustments) net income was 10.0 million, or $0.73 per common share, for the first quarter of 2026, compared to core net income of $8.7 million, or $0.72 per common share, for the first quarter of 2025.

Prior to Commercial’s initial public offering (“IPO”) of it’s common stock in October 2025, Commercial had three classes of common stock outstanding: common stock, Class B common stock, and Class C common stock. On September 18, 2025, Commercial’s charter was amended and restated. The Company’s amended and restated charter provided for, among other things:

●	effective upon the filing of the amended and restated charter, the reclassification and conversion of (i) each outstanding share of Class B common stock into 1.15 shares of common stock and (ii) each outstanding share of Class C common stock into 1.05 shares of common stock (collectively, the “Stock Reclassification”); and

●	effective immediately following the Stock Reclassification, a 250-for-1 forward stock split in respect of the outstanding shares of our common stock (the “Stock Split”).

Our financial statements, including earnings per share and book value per share, reflect the stock Reclassification and Stock Split retroactively. Because the IPO occurred after September 30, 2025, the financial impacts of the IPO are reflected for the fourth quarter of 2025 in the financial statements presented in this press release.

First Quarter 2026 Performance Highlights:

●	Net income of $9.5 million or $0.70 per common share; Core net income of $10.0 million or $0.73 per common share (see non-GAAP reconciliation)

●	Return on average assets (“ROAA”) of 1.66%; Core return on average assets of 1.74% share (see non-GAAP reconciliation)

●	Return on average equity (“ROAE”) of 13.22%; Core return on average equity of 13.87% share (see non-GAAP reconciliation)

●	Return on average tangible common equity (“ROATCE”) of 13.76%; Core return on average tangible common equity of 14.44% (see non-GAAP reconciliation)

●	Net interest margin of 3.88%, a decrease of 13 basis points from the fourth quarter of 2025

●	Core efficiency ratio of 45.45% share (see non-GAAP reconciliation)

●	Total loans increased $18.1 million during the quarter, or 4.0% annualized, from the fourth quarter of 2025

●	Book value per share increased $0.60, or 11.5% annualized, to $21.43 and tangible book value per share increased $0.62, or 12.4% annualized, to $20.60 at March 31, 2026 from the $20.83 and $19.98, respectively, at December 31, 2025 (see non-GAAP reconciliation)

●	Net charge-offs to average loans of 0.01% and nonperforming assets to total assets of 0.28%

●	Redeemed $6.2 million in principal amount of trust preferred securities

Year-Over-Year Highlights:

●	Net income of $9.5 million or $0.70 per share for the three months ended March 31, 2026, compared to $8.7 million or $0.72per share for the three months ended March 31, 2025.

●	Return on average assets of 1.66% for the three months ended March 31, 2026, compared to 1.52% for the three months ended March 31, 2025.

●	Return on average shareholders’ equity of 13.22% for the three months ended March 31, 2026, compared to 15.81% for the three months ended March 31, 2025.

●	Total operating revenue of $23.1 million for the three months ended March 31, 2026, compared to $21.8 million for the three months ended March 31, 2025.

●	Non-interest expense of $11.1 million for the three months ended March 31, 2026, compared to $10.6 million for the three months ended March 31, 2025.

●	Tangible book value per share of $20.60 per share as of March 31, 2026, compared to $17.45 per share as of March 31, 2025 (see non-GAAP reconciliation).

●	Core Efficiency ratio of 45.5% for the three months ended March 31, 2026, compared to 48.6% for the three months ended March 31, 2025.

●	The Federal Reserve Bank of Atlanta raised the Bank’s Community Reinvestment Act rating from Needs to Improve to Satisfactory.

Balance Sheet Trends

Total assets were $2.3 billion as of March 31, 2026, compared to $2.3 billion as of March 31, 2025.

Total net loans were $1.9 billion as of March 31, 2026, an increase of $96.8 million, or 5.4%, from March 31, 2025. While the Bank experienced various large loan payoffs from long-term borrowers selling businesses during 2025, the Bank had strong loan growth during the fourth quarter of 2025. Total net loans increased by $18.4 million or 1.0% from $1.9 billion as of December 31, 2025.

As of March 31, 2026, the Bank exceeded the minimum requirements to be well-capitalized for bank regulatory purposes, with a total risk-based capital ratio of 14.0%, a Tier 1 risk-based capital ratio of 13.0%, a common equity Tier 1 capital ratio of 13.0%, and a Tier 1 leverage ratio of 11.1%.

Total deposits were $1.9 billion as of March 31, 2026, a decrease of $10.0 million, or 0.5%, from March 31, 2025. This decrease was primarily driven by a $103.8 million reduction in brokered deposits to $41.5 million at March 31, 2026, from $145.3 million at March 31, 2025.

Noninterest bearing demand deposits decreased $16.7 million, or 4.0%, to $403.0 million as of March 31, 2026, from $419.8 million as of March 31, 2025.

Non-brokered deposits were $1.9 billion as of March 31, 2026, an increase of $93.9 million, or 5.3%, from March 31, 2025. This increase was primarily driven by normal customer business cycles.

Asset quality decreased slightly with nonperforming assets to total assets of 0.28% as of March 31, 2026 as compared to 0.24% as of March 31, 2025. The allowance for credit losses to total loans decreased slightly to 0.97% as of March 31, 2026 from 1.01% as of March 31, 2025.

Net Income Before Income Taxes

Net income before income taxes was $11.9 million for the three months ended March 31, 2026, an increase of $0.7 million, or 5.9%, from the three months ended March 31, 2025. The increase was primarily the result of an increase in net interest income after provision for credit losses of $1.0 million or 5.3% an increase in non-interest income of $0.2 million or 6.1% net of an increase of noninterest expense of $0.5 million or 4.8%.

Non-Interest Income

Non-interest income was $2.6 million for the three months ended March 31, 2026, an increase of $0.2 million, or 6.1%, as compared to the three months ended March 31, 2025. This increase was primarily due to an increase in customer service and ATM fees.

About Commercial Bancgroup, Inc.

Commercial Bancgroup, Inc. is a bank holding company headquartered in Harrogate, Tennessee. Through our wholly owned subsidiary, Commercial Bank, a Tennessee state-chartered bank, we offer a suite of traditional consumer and commercial banking products and services to businesses and individuals in select markets in Kentucky, North Carolina, and Tennessee. More information about Commercial can be found on its website at www.cbtn.com.

Commercial Bancgroup, Inc.

Financial Tables

Financial Highlights (unaudited)	Table 1A

	For the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands except per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Selected Operating Data:
Interest and Dividend Income	$29,463	$29,958	$30,021	$30,859	$30,766	$121,604	$123,213
Interest Expense	8,985	9,148	9,799	10,800	11,426	41,173	45,629
Net Interest Income	20,478	20,810	20,222	20,059	19,340	80,431	77,584
Provision for Credit Losses	122	463	-	-	-	463	1,829
Net Interest Income After
Provision for Credit Losses	20,356	20,347	20,222	20,059	19,340	79,968	75,755
Noninterest Income	2,591	2,667	2,626	2,194	2,443	9,930	10,878
Noninterest Expense	11,087	10,623	10,552	10,725	10,581	42,480	46,061
Income Before Income Taxes	11,860	12,391	12,296	11,528	11,202	47,418	40,572
Provision for Income Taxes	2,326	2,224	2,829	2,658	2,510	10,221	8,886
Net Income	9,534	10,167	9,467	8,870	8,692	37,197	31,686
Less: Net Income Attributable to Noncontrolling Interest	-	-	-	-	-	-	276
Net Income attributable to Commercial Bancgroup, Inc.	9,534	10,167	9,467	8,870	8,692	37,197	31,410
Add: Non-recurring Expense Net of Taxes	470	-	-	-	-	231	-
Core Net Income (1)	10,004	10,167	9,467	8,870	8,692	37,428	31,410

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of non-GAAP financial measures at table 10

Financial Highlights (unaudited)

	For the Three Months Ended					As of and for the Twelve Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Share and Per Share Data:
Basic earnings per share	$0.70	$0.74	$0.77	$0.72	$0.72	$2.95	$2.58
Diluted earnings per share	$0.69	$0.74	$0.77	$0.72	$0.72	$2.95	$2.54
Book value per share	$21.43	$20.83	$20.03	$19.22	$18.48	$20.83	$18.18
Tangible book value per share (1)	$20.60	$19.98	$19.05	$18.22	$17.45	$19.98	$17.11
Shares of common stock outstanding	13,697,987	13,697,987	12,239,644	12,239,644	12,239,644	13,697,987	12,113,114
Weighted average diluted shares outstanding	13,746,198	13,704,030	12,240,568	12,239,644	12,137,013	12,611,170	12,367,248

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of non-GAAP financial measures at table 10

Financial Highlights (unaudited)

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Selected Balance Sheet Data:
Total assets	$2,328,789	$2,291,455	$2,214,408	$2,262,511	$2,266,878	$2,291,455	$2,301,211
Securities available-for-sale at fair value	42,175	43,137	29,556	30,113	48,830	43,137	47,938
Securities held-to-maturity, at carrying value, net of allowance for credit losses	96,387	97,728	131,915	157,452	140,019	97,728	128,217
Gross loans less deferred fees and discounts	1,892,174	1,873,533	1,767,193	1,791,516	1,795,178	1,873,533	1,806,997
Allowance for credit losses	18,329	18,096	17,942	17,989	18,109	18,096	18,205
Goodwill and other intangible assets	12,392	12,767	13,149	13,546	13,938	12,767	14,339
Total deposits	1,892,217	1,815,734	1,780,634	1,851,248	1,902,206	1,815,734	1,938,597
Core deposits (1)	1,733,718	1,665,470	1,631,921	1,628,816	1,659,301	1,665,470	1,669,380
Other borrowings	118,248	166,838	162,760	148,509	109,090	166,838	109,165
Total Shareholders’ equity	293,518	285,344	245,153	235,268	226,179	285,344	220,256

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of non-GAAP financial measures at table 10

Financial Highlights (unaudited)	Table 1B

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Performance Ratios:
Pre-tax pre-provision net revenue (PPNR) (1)	$11,982	$12,854	$12,296	$11,528	$11,202	$47,880	$42,401
Return on average assets (ROAA)	1.66	1.76	1.69	1.57	1.52	1.61	1.40
Return on average equity (ROAE)	13.22	15.46	15.81	15.57	15.81	15.60	15.30
Return on average tangible common equity (ROATCE) (1)	13.76	16.40	16.65	16.43	16.75	16.55	16.49
Net interest rate spread	3.27	3.34	3.32	3.11	2.98	3.20	3.05
Net interest margin	3.88	4.01	4.02	3.84	3.63	3.87	3.75
Cost of Funds	1.82	1.88	2.07	2.18	2.25	2.10	2.31
Efficiency ratio	45.45	45.24	46.19	48.20	48.57	47.01	48.92
Noninterest income to average assets	0.45	0.47	0.48	0.39	0.43	0.44	0.49
Noninterest expense to average assets	1.93	1.87	1.94	1.91	1.85	1.90	2.08
Average interest-earning assets to average interest-bearing liabilities	1.36	1.39	1.36	1.31	1.30	1.34	1.32
Average equity to average total assets	0.13	0.12	0.11	0.10	0.10	0.11	0.09

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of non-GAAP financial measures at table 10

Financial Highlights (unaudited)

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Asset Quality Data:
Net charge-offs to average loans	0.01%	0.01%	0.00%	0.01%	0.01%	0.03%	0.01%
Total allowance for credit losses to total loans	0.97%	0.97%	1.02%	1.00%	1.01%	0.97%	1.01%
Total allowance for credit losses to nonperforming loans	313%	290%	333%	307%	375%	313%	375%
Nonperforming loans to gross loans	0.31%	0.33%	0.31%	0.33%	0.27%	0.31%	0.27%
Nonperforming assets to total assets	0.28%	0.28%	0.27%	0.30%	0.24%	0.28%	0.24%

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Balance Sheet and Capital Ratios (Commercial Bancgroup, Inc.):
Loan-to-deposit ratio	99.03%	102.19%	99.25%	96.77%	94.37%	102.19%	93.21%
Noninterest bearing deposits to total deposits	21.22%	21.91%	22.39%	22.53%	22.05%	21.91%	20.46%
Total shareholders’equity to total assets	12.60%	12.45%	11.07%	10.40%	9.98%	12.45%	9.57%
Tangible common equity to tangible assets (1)	12.18%	12.01%	10.59%	9.92%	9.48%	12.01%	9.07%
Tier 1 leverage ratio	12.32%	12.19%	11.03%	10.22%	9.63%	12.19%	9.51%
Common equity tier 1 ratio	14.73%	14.99%	12.83%	12.26%	11.62%	14.99%	11.11%
Total risk-based capital ratio	15.68%	15.96%	14.12%	13.55%	12.90%	15.96%	12.37%
Other
Number of branches	34	34	34	34	34	34	34
Number of full-time equivalent employees	287	287	287	289	284	287	279

(1)	Considered non-GAAP financial measure - See “Non-GAAP Financial Measures” and reconciliation of non-GAAP financial measures at table 10

Quarter End Balance Sheets (unaudited)	Table 2

(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Cash and due from banks	$151,610	$118,989	$122,945	$108,501	$113,190
Federal funds sold	16,784	25,329	31,841	42,782	37,303
Investment securities	138,562	140,865	161,471	187,565	188,849
Gross loans less deferred fees and discounts	1,892,174	1,873,533	1,767,193	1,791,516	1,795,178
Allowance for credit losses	(18,329)	(18,096)	(17,942)	(17,989)	(18,109)
Loans, net of alloawance for credit losses	1,873,845	1,855,437	1,749,251	1,773,527	1,777,069
Premises and equipment, net	49,445	49,765	50,268	50,337	50,038
Foreclosed assets held for sale, net	575	253	533	861	565
Bank owned life insurance	46,469	46,648	46,482	46,480	46,191
Goodwill and other intangible assets	12,392	12,767	13,149	13,546	13,938
Deferred tax asset	1,056	1,003	1,427	1,029	1,029
Other	38,049	40,399	37,041	37,883	38,706
Total Assets	$2,328,789	$2,291,455	$2,214,408	$2,262,511	$2,266,878

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand	973,678	913,986	928,958	926,886	960,915
Savings, NOW and money market	415,132	414,716	382,002	382,788	390,491
Time	503,408	487,032	469,674	541,574	550,800
Total deposits	1,892,217	1,815,734	1,780,634	1,851,248	1,902,206
Short-term borrowings	45,068	88,251	62,663	46,300	5,900
Long-term debt	73,181	78,587	100,097	102,209	103,190
Interest Payable	2,644	2,962	3,410	4,545	5,157
Other Liabilities	22,161	20,576	22,451	22,941	24,246
Total Liabilites	2,035,271	2,006,110	1,969,255	2,027,243	2,040,699

Shareholders’ Equity
Common stock	137	137	122	122	122
Additional paid-in capital	38,536	38,377	8,406	8,406	8,406
Retained earnings	255,670	247,505	237,366	227,900	219,000
Accumulated other comprehensive loss	(825)	(675)	(741)	(1,160)	(1,349)
Total Shareholders’equity	293,518	285,344	245,153	235,268	226,179
Total liabilities and shareholders’ equity	$2,328,789	$2,291,454	$2,214,408	$2,262,511	$2,266,878

Statement of Operations (unaudited)	Table 3

	For the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Interest and Dividend Income
Loans, including fees	$27,675	$27,866	$28,074	$28,432	$27,930	$112,301	$113,391
Debt securities-taxable	838	739	929	1,070	975	3,714	2,679
Debt securities-tax-exempt	114	114	102	116	110	442	368
Dividends on restricted stock	147	157	156	148	160	621	700
Interest-bearing deposits	689	1,082	760	1,093	1,591	4,526	6,075
Total interest and dividend income	29,463	29,958	30,021	30,859	30,766	121,604	123,213

Interest expense
Deposits	8,315	8,441	8,654	9,717	10,294	37,107	40,352
Short-term borrowings	47	18	55	44	31	148	205
Long-term debt	623	689	1,090	1,039	1,101	3,919	5,072

Total interest expense	8,985	9,148	9,799	10,800	11,426	41,174	45,629
Net interest income	20,478	20,810	20,222	20,059	19,340	80,430	77,584

Provision for credit losses	122	463	-	-	-	463	1,829
Net interest income after provision for credit losses	20,356	20,347	20,222	20,059	19,340	79,967	75,755

Noninterest Income
Customer service fees	781	779	735	674	655	2,844	3,041
Net gains on sales of premises and equipment	-	44	20	2	(28)	38	759
Net gains on sales of foreclosed assets	107	48	110	1	3	161	153
ATM fees	854	877	846	891	799	3,413	3,281
Increase in BOLI	312	342	306	336	308	1,292	1,199
Other	537	577	609	290	706	2,182	2,445

Total noninterest income	2,591	2,667	2,626	2,194	2,443	9,930	10,878

Statement of Operations (unaudited)	Table 3

	For the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024

Noninterest Expense
Salaries and employee benefits	$5,716	$5,753	$5,729	$5,657	$5,626	$22,764	$24,873
Occupancy	843	877	738	774	875	3,264	3,786
Data processing	1,101	1,068	1,103	1,151	1,207	4,530	4,235
Deposit insurance premiums	242	234	267	245	226	972	1,129
Professional fees	209	229	136	286	195	846	1,017
Depreciation and amortization	933	1,001	955	803	948	3,706	4,109
Other	1,440	1,461	1,624	1,809	1,504	6,398	6,912
Loss on retirement of debt	603	-	-	-	-	-	-

Total noninterest expense	11,087	10,623	10,552	10,725	10,581	42,480	46,061

Income before income taxes	11,860	12,391	12,296	11,528	11,202	47,417	40,572
Provision for income taxes	2,326	2,224	2,829	2,658	2,510	10,221	8,886
Net Income	9,534	10,167	9,467	8,870	8,692	37,196	31,686
Less: Net Income Attributable to Noncontrolling Interest	-	-	-	-	-	-	276
Net Income attributable to Commercial Bancgroup, Inc.	$9,534	$10,167	$9,467	$8,870	$8,692	$37,196	$31,410

QTD Average Balances and Yields/Rates (unaudited)	Table 4

	Three Months Ended
	March 31, 2026			December 31, 2025
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets
Gross loans, net of unearned income	$1,883,103	$27,675	5.9%	$1,807,127	$27,866	6.2%
Investment securities	140,223	1,099	3.1%	152,782	1,011	2.6%
Other interest-earning assets	85,953	689	3.2%	116,517	1,081	3.7%
Total interest-earning assets	2,109,279	29,463	5.6%	2,076,426	29,958	5.8%

Noninterest-earning assets:
Allowance for credit losses	(18,283)			(17,954)
Noninterest-earning assets	205,119			190,810

Total Assets	2,296,115			2,249,282

Interest-bearing liabilities:
Interest-bearing DDAs	575,981	2,809	1.95%	518,495	2,647	2.0%
NOW, savings and MMDA deposits	412,533	1,425	1.38%	427,419	1,585	1.5%
Time Deposits	479,804	4,081	3.40%	475,972	4,209	3.5%
Federal Home Loan bank advances	60,522	467	3.09%	60,781	444	2.9%
Other borrowings	20,355	203	3.99%	24,953	263	4.2%
Total interest-bearing liabilities	1,549,195	8,985	2.32%	1,507,620	9,148	2.4%

Noninterest bearing liabilites:
Noninterest bearing deposits	430,842			434,578
Other liabilities	27,593			47,299
Total noninterest bearing liabilities	458,435			481,877
Shareholders’ equity	288,485			259,785
Total liabilities and shareholders’s equity	2,296,115			2,249,282
Net interest income		20,478			20,810
Net interest spread			3.27%			3.32%
Net interest margin			3.88%			4.02%
Cost interest bearing deposits			2.32%			2.37%
Cost of funds			1.82%			2.43%

YTD Average Balances and Yields/Rates (unaudited)	Table 5

	Three Months Ended
	March 31, 2026			March 31, 2025
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets
Gross loans, net of unearned income	1,883,103	27,675	5.9%	1,794,477	27,930	6.2%
Investment securities	140,223	1,099	3.1%	186,604	1,245	2.7%
Other interest-earning assets	85,953	689	3.2%	150,891	1,591	4.2%
Total interest-earning assets	2,109,279	29,463	5.6%	2,131,972	30,766	5.8%

Noninterest-earning assets:
Allowance for credit losses	(18,283)			(18,109)
Noninterest-earning assets	205,119			176,014

Total Assets	2,296,115			2,289,877

Interest-bearing liabilities:
Interest-bearing DDAs	575,981	2,809	2.0%	581,411	3,326	2.3%
NOW, savings and MMDA deposits	412,533	1,425	1.4%	383,685	1,435	1.5%
Time Deposits	479,804	4,081	3.4%	564,710	5,533	3.9%
Federal Home Loan bank advances	60,522	467	3.1%	64,361	442	2.7%
Other borrowings	20,355	203	4.0%	43,951	690	6.3%
Total interest-bearing liabilities	1,549,195	8,985	2.3%	1,638,118	11,426	2.8%

Noninterest bearing liabilites:
Noninterest bearing deposits	430,842			395,414
Other liabilities	27,593			36,110
Total noninterest bearing liabilities	458,435			431,524
Shareholders’ equity	288,485			219,940
Total liabilities and shareholders’s equity	2,296,115			2,289,582
Net interest income		20,478			19,340
Net interest spread			3.27%			2.98%
Net interest margin			3.88%			3.63%
Cost of total deposits			2.32%			2.79%
Cost of total funding			1.82%			2.25%

Loan Data (unaudited)	Table 6

	As of Quarter Ended
	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Real Estate Loans
Commercial	$1,114,516	58.7%	$1,113,440	59.2%	$1,002,192	56.5%	$1,016,229	57%	$1,029,444	57%
Construction and land development	195,189	10.3%	176,688	9.4%	201,399	11%	189,187	11%	180,066	10%
Residential	383,346	20%	377,943	20%	376,769	21%	376,442	21%	372,338	21%
Other	14,511	1%	14,824	1%	14,831	1%	15,290	1%	16,406	1%
Commercial	171,029	9%	174,248	9%	154,732	9%	178,832	10%	182,186	10%
Consumer	12,260	1%	15,417	1%	16,009	1%	14,636	1%	14,908	1%
Other	7,237	0%	7,450	0%	7,642	0%	7,772	0%	7,505	0%
Total loans	1,898,088	100%	1,880,010	100%	1,773,574	100%	1,798,388	100%	1,802,853	100%
Deferred loan fees and discounts	5,914		6,477		6,381		6,872		7,675
Allowance for credit Losses	18,329		18,096		17,942		17,989		18,109
Loans, net	1,873,845		1,855,437		1,749,251		1,773,527		1,777,069

Nonperforming Assets (unaudited)	Table 7

	As of the Quarter Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Nonaccrual loans	$5,861	$6,245	$5,390	$5,846	$4,808
Past due loans 90 days and still accruing	-	-	-	6	20
Total nonperforming loans	5,861	6,245	5,390	5,852	4,828
Other real estate owned	575	253	533	861	565
Total nonperforming assets	$6,436	$6,498	$5,923	$6,713	$5,393

Allowance for credit losses	$18,329	$18,096	$17,942	$17,989	$18,109
Total loans outstanding at end of period net of deferred loan fees and discounts	$1,892,174	$1,873,533	$1,767,193	$1,791,516	$1,795,178

Nonperforming loans to total loans	0.31%	0.33%	0.31%	0.33%	0.27%
Nonperforming assets to total loans and OREO	0.34%	0.35%	0.34%	0.37%	0.30%
Allowance for credit losses to nonperforming loans	313%	290%	333%	307%	375%
Allowance for credit losses to total loans	0.97%	0.97%	1.02%	1.00%	1.01%
Nonaccrual loans to total assets	0.25%	0.27%	0.24%	0.26%	0.21%

Allowance for credit losses (unaudited)	Table 8

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024

Average loans outstanding	$1,883,103	$1,807,127	$1,767,379	$1,795,846	$1,794,477	$1,791,550	$1,738,433
Total loans outstanding at end of period net of deferred loan fees and discounts	1,892,174	1,873,533	1,767,193	1,791,516	1,795,178	1,873,533	1,806,997
ACL balance, beginning of period	18,096	17,942	17,989	18,109	18,205	18,205	16,635
Charge-offs:
Commercial real estate	-	(284)	-	(18)	-	(301)	(49)
Construction and land development	-	-	-		-
Residential real estate	-	-	-	(121)	-	(121)	(52)
Commercial	-	(48)	-	-	(314)	(362)	(177)
Consumer and other	(15)	(13)	(186)	(34)	(17)	(251)	(151)
Total charge-offs	(15)	(345)	(186)	(173)	(331)	(1,035)	(429)

Recoveries:
Commercial real estate	114	-	108	33	10	151	75
Construction and land development	-	-	-	-	202	201
Residential real estate	-	20	26	2	16	64	9
Commercial	1	7	1	3	-	11	54
Consumer and other	11	56	4	15	7	83	32
Total recoveries	126	83	139	53	235	510	170

Net (charge-offs) recoveries	111	(262)	(47)	(120)	(96)	(525)	(259)
Provision for credit losses	122	416	-	-	-	416	1,829
ACL balance at end of period	$18,329	$18,096	$17,942	$17,989	$18,109	$18,096	$18,205
Ratio of allowance to end of period loans	0.97%	0.97%	1.02%	1.00%	1.01%	0.97%	1.01%
Ratio of net (charge-offs) recoveries to average loans	0.01%	-0.01%	0.00%	-0.01%	-0.01%	-0.03%	-0.01%

Loan Risk Ratings (unaudited)	Table 9

	As of the Quarter Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Real Estate Loans
Commercial
Pass	$1,105,529	$1,104,532	$999,788	$1,012,190	$1,023,884
Special mention	8,897	8,814	1,776	2,515	4,182
Substandard	90	94	628	1,524	1,378
Total Commercial	$1,114,516	$1,113,440	$1,002,192	$1,016,229	$1,029,444
Construction and land development
Pass	$194,983	$176,014	$201,363	$189,149	$180,066
Special mention	171	78	-	-	-
Substandard	35	596	36	38	-
Total Construction and land development	$195,189	$176,688	$201,399	$189,187	$180,066
Residential
Pass	$377,179	$371,583	$371,226	$371,353	$367,216
Special mention	545	833	838	849	854
Substandard	5,622	5,527	4,705	4,240	4,268
Total Residential	$383,346	$377,943	$376,769	$376,442	$372,338
Other
Pass	$14,511	$14,824	$14,831	$15,290	$16,406
Special mention	-	-	-		-
Substandard	-	-	-	-	-
Total Other	$14,511	$14,824	$14,831	$15,290	$16,406
Commercial
Pass	$170,093	$173,324	$153,819	$177,969	$181,255
Special mention	701	793	733	747	808
Substandard	235	131	180	116	123
Total Commercial	$171,029	$174,248	$154,732	$178,832	$182,186
Consumer
Pass	$12,162	$15,317	$15,974	$14,594	$14,866
Special mention	44	21	5	6	7
Substandard	54	79	30	36	35
Total Consumer	$12,260	$15,417	$16,009	$14,636	$14,908
Other
Pass	$7,237	$7,451	$7,642	$7,773	$7,506
Special mention	-	-	-		-
Substandard	-	-	-	-	-
Total Other	$7,237	$7,451	$7,642	$7,773	$7,506
Total loans
Pass	$1,881,694	$1,863,045	$1,764,643	$1,788,318	$1,791,199
Special mention	10,358	10,539	3,352	4,117	5,851
Substandard	6,036	6,427	5,579	5,954	5,804
Total Gross loans	$1,898,088	$1,880,011	$1,773,574	$1,798,389	$1,802,854

Non-GAAP Financial Measures

This press release contains certain financial measure(s) that are not financial measure(s) recognized under generally accepted accounting principles in the U.S. (“GAAP”) and, therefore, are considered non-GAAP financial measure(s) and should be read along with the accompanying reconciliation of non-GAAP financial measure(s) to GAAP financial measure(s). We use non-GAAP financial measures, certain of which are included in this press release, both to explain our operating results to shareholders and the investment community and to evaluate, analyze, and manage our business. We believe that these non-GAAP financial measures provide a better understanding of ongoing operations, enhance the comparability of results across periods, and enable investors to better understand our performance. Our management believes that the “core” metrics described below and used in this press release assist users of the Company’s financial statements with their financial analysis period-over-period as they exclude certain non-recurring items. However, non-GAAP financial measures should not be considered in isolation and should be considered supplemental in nature and not as a substitute for or superior to the most directly comparable or other financial measures calculated in accordance with GAAP. Additionally, the manner in which the non-GAAP financial measure(s) contained in this press release are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measure(s) contained in this press release when comparing such financial measures.

The non-GAAP financial measures in this press release include the following:

●	Core deposits. We calculate core deposits by excluding jumbo time deposits (deposits greater than or equal to $250,000) from total deposits.

●	Core net income. We define core net income as net income plus non-recurring expenses, net of the related tax effect of non-recurring expenses.

●	Core diluted earnings per share. We define core diluted earnings per share as core net income divided by diluted weighted average shares outstanding.

●	Core ROAA. We define core ROAA as core net income divided by average assets, with average assets based upon the average daily balance of total assets in each period.

●	Core return on average tangible common equity. We define core return on average tangible common equity as core net income divided by total average shareholders’ equity less average intangible assets (goodwill and core deposit intangibles).

●	Core efficiency ratio. We define core efficiency ratio as operating revenue (net interest income, plus total noninterest income, divided by noninterest expenses (less non-recurring expenses). This ratio is an indicator used by our management to assess operating efficiencies and is intended to demonstrate how efficiently our management is controlling expenses relative to generating revenues on our core activities.

●	Efficiency Ratio. We define efficiency ratio as operating expenses divided by fee income plus tax equivalent net interest income. This metric indicates how effectively the Company manages its expenses relative to its income, providing insights into cost management and profitability.

●	Pre-tax, pre-provision ROAA. We define pre-tax, pre-provision ROAA as pre-tax, pre-provision net income divided by average assets calculated based upon the average daily balance of total assets in each year.

●	Tangible assets. We define tangible assets as total assets less goodwill and other intangible assets.

●	Tangible book value per share. We define tangible book value per share as our tangible common equity, which is shareholders’ equity reduced by goodwill and other intangible assets, divided by diluted weighted average shares outstanding.

The following table provides a reconciliation of the above non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Non-GAAP Reconciliations (unaudited)	Table 10

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024

Pre-Tax Pre-Provision Net
Net Income:
Pre-tax income	$11,860	$12,391	$12,296	$11,528	$11,202	$47,417	$40,572
Add: provision for loan and lease losses	122	463	-	-	-	463	1,829
Pre-tax pre-provision net income	$11,982	$12,854	$12,296	$11,528	$11,202	$47,880	$42,401
Tangible Common Equity:
Shareholders’ equity	$293,518	$285,344	$245,153	$235,268	$226,179	285,344	220,256
Less: non controlling interest					-		-
Less: goodwill	8,511	8,511	8,511	8,511	8,511	8,511	8,514
Less: core deposit intangible (net of tax benefit)	2,875	3,164	3,448	3,744	4,035	3,164	4,331
Tangible common equity	$282,132	$273,669	$233,194	$223,013	$213,633	$273,669	$207,411

Pre-Tax Pre-Provision Return on Average Assets:
Total average assets	$2,296,115	$2,249,282	$2,170,869	$2,248,134	$2,289,582	$2,239,468	$2,217,423
Pre-tax pre-provision net income	11,982	12,854	12,296	11,528	11,202	47,880	42,401
Pre-tax pre-provision return on average assets	2.09%	2.29%	2.27%	2.05%	1.96%	2.14%	1.91%

Return on Average Tangible Common Equity:
Total average shareholders’ equity	288,485	$259,784	$239,473	$227,883	$219,940	$236,770	$206,622
Less: average intangible assets (net of tax benefit)	11,386	11,767	11,980	11,997	12,310	$12,014	13,497
Less: average non controlling interest	-	-	-	-	-	-	2,701
Average tangible equity	277,099	248,017	227,493	215,886	207,630	224,757	190,424
Net income to shareholders	9,534	10,167	9,467	8,870	8,692	37,196	31,410
Return on average tangible equity	13.76%	16.40%	16.65%	16.43%	16.75%	16.55%	16.49%

Tangible Book Value per Common Share:
Tangible common equity	$282,132	$273,669	$233,194	$223,013	$213,633	$273,669	$207,411
Shares of common stock
outstanding	13,697,987	13,697,987	12,239,644	12,239,644	12,239,644	13,697,987	12,113,114
Tangible book value per share, reported	$20.60	$19.98	$19.05	$18.22	$17.45	$19.98	$17.12

Non-GAAP Reconciliations (unaudited)	Table 10

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2025	December 31, 2024
Tangible Common Equity to Tangible Assets:
Tangible common equity	$282,132	$273,669	$233,194	$223,013	$213,633	$273,669	$207,411
Total assets	2,328,789	2,291,455	2,214,408	2,262,511	2,266,878	2,291,455	2,301,211
Less: intangible assets	12,392	12,767	13,149	13,546	13,938	12,767	14,339
Tangible assets	2,316,397	2,278,688	2,201,258	2,248,965	2,252,940	2,278,688	2,286,872
Tangible common equity to tangible assets	12.18%	12.01%	10.59%	9.92%	9.48%	12.01%	9.07%
Core Deposits:
Total Deposits	$1,892,217	$1,815,734	$1,780,634	$1,851,248	$1,902,206	$1,815,734	1,938,597
Less: Time deposits equal to or greater than $250,000	116,966	102,294	100,743	97,209	97,537	102,294	94,567
Less: Brokered deposits	41,533	47,970	47,970	125,223	145,375	47,970	174,918
Core deposits	$1,733,718	$1,665,470	$1,631,921	$1,628,816	$1,659,294	$1,665,470	$1,669,112
Core Net Income:
Net income	$9,534	$10,167	$9,467	$8,870	$8,692	$37,196	31,410
Add: Non-recurring Expense	603	-	-	302	7	309	2,788
Less: tax effect	(133)	-	-	(76)	(2)	(78)	(697)
Core net income	$10,004	$10,167	$9,467	$9,096	$8,697	$37,427	33,501
Core Earnings per Share:
Core net income	$10,004	$10,167	$9,467	$9,096	$8,697	$37,427	$33,501
Average shares outstanding	13,746,198	13,704,030	12,240,568	12,239,644	12,137,013	12,580,314	12,187,788
Core earnings per share	$0.73	$0.74	$0.77	$0.74	$0.72	$2.98	$2.75
Core Return on Average Assets:
Core net income	$10,004	$10,167	$9,467	$9,096	$8,697	$37,427	$33,501
Average assets	2,296,115	2,249,282	2,170,869	2,248,134	2,289,582	2,239,468	2,217,423
Core return on average assets	1.74%	1.81%	1.74%	1.62%	1.52%	1.67%	1.51%
Core Return on Average Tangible Common Equity:
Average tangible common equity	$277,099	$248,017	$227,493	$215,886	$207,630	$224,757	$190,424
Core net income	10,004	10,167	9,467	9,096	8,697	37,427	33,501
Core return on average tangible common equity	14.44%	16.40%	16.65%	16.85%	16.75%	16.65%	17.59%
Core Efficiency Ratio:
Add: net interest income	$20,478	$20,810	$20,222	$20,059	$19,340	$80,431	$77,584
Add: non interest income	2,591	2,667	2,626	2,194	2,443	9,930	10,878
Operating revenue	$23,069	$23,477	$22,848	$22,253	$21,783	$90,361	88,462
Total noninterest expenses	11,087	10,623	10,552	10,725	10,581	42,481	46,061
Less: non-recurring expenses	603	-	-	302	7	309	2,788
Core noninterest expenses	10,484	10,623	10,552	10,423	10,574	42,172	43,273
Core efficiency ratio	45.45%	45.25%	46.18%	46.84%	48.54%	46.67%	48.92%

Contacts

Philip J. Metheny
Sr. Executive Vice President, Chief Financial Officer
Commercial Bancgroup, Inc.
ir@cbtn.com
423-869-5151

Roger Mobley
Executive Vice President, Chief Financial Officer
Commercial Bank
ir@cbtn.com
704-648-0185

Source

Commercial Bancgroup, Inc.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. The statements in this press release that are not purely historical facts are forward-looking statements. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. You should not place undue reliance on these forward-looking statements as actual future results may differ materially from those expressed or implied by any forward-looking statement. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any forward-looking statements, including but not limited to: (1) business and economic conditions nationally, regionally and in our target markets, particularly in Kentucky, North Carolina and Tennessee and the particular geographic areas in which we operate; (2) the level of, or changes in the level of, interest rates and inflation, including the effects thereof on our earnings and financial condition and the market value of our investment securities and loan portfolios; (3) the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate; (4) the concentration of our business within our geographic areas of operation in Kentucky, North Carolina and Tennessee and neighboring markets; (5) credit and lending risks associated with our commercial real estate, commercial, and construction and land development loan portfolios; (6) risks associated with our focus on lending to small and medium-sized businesses; (7) our ability to maintain important deposit customer relationships, maintain our reputation or otherwise avoid liquidity risks; (8) changes in demand for our products and services; (9) the failure of assumptions and estimates underlying the establishment of allowances for possible credit losses and other asset impairments, losses, valuations of assets and liabilities and other estimates; (10) the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required; (11) our inability to maintain a “satisfactory” rating under the Community Reinvestment Act; (12) the risk that our cost of funding could increase in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits; (13) our inability to raise necessary capital to fund our growth strategy and operations or to meet increased required minimum regulatory capital levels; (14) our ability to execute and prudently manage our growth and execute our business strategy, including expansionary activities; (15) the composition of and changes in our management team and our ability to attract, incentivize and retain key personnel; (16) the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, trust and other wealth management services and insurance services, including the disruptive effects of financial technology and other competitors who are not subject to the same regulations as the Company and the Bank; (17) the deterioration of our asset quality or the value of collateral securing loans; (18) changes in accounting standards; (19) the effectiveness of our risk management framework, including internal controls; (20) severe weather, natural disasters, pandemics, epidemics, acts of war, terrorism, or other external events, such as the transition risk associated with climate change, and other matters beyond our control; (21) changes in technology or products that may be more difficult, more costly, or less effective than anticipated; (22) the risks of acquisitions and other expansionary activities, including without limitation our ability to identify and consummate transactions with potential future acquisition candidates, the time and costs associated with pursuing such transactions, our ability to successfully integrate operations as part of such transactions and our ability, and possible failures, to achieve expected gains, revenue growth, expense savings and/or other synergies from such transactions; (23) our ability to maintain our historical rate of growth; (24) failure to keep pace with technological change or difficulties when implementing new technologies; (25) systems failures or interruptions involving our risk management framework, our information technology and telecommunications systems or third-party service providers; (26) our ability to identify and address unauthorized data access, cyber-crime and other threats to data security and customer privacy; (27) our compliance with governmental and regulatory requirements, including the Bank Holding Company Act of 1956, as amended, and other laws relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with mortgage origination, sale and servicing operations; (28) compliance with the Bank Secrecy Act of 1970, Office of Foreign Assets Control rules and anti-money laundering laws and regulations; (29) governmental monetary and fiscal policies; (30) changes in laws, rules, or regulations, or interpretations thereof, or policies relating to financial institutions or accounting, tax, trade, monetary or fiscal matters; (31) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (32) the institution and outcome of litigation and other legal proceedings against us or to which we become subject; (33) the limited experience of our management team in managing and operating a public company; (34) the incremental costs of operating as a public company; (35) our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act of 2002; and (36) other risks and factors described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual report on Form 10-K for the fiscal year ended December 31, 2025, or in any of the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Commercial undertakes no obligation to update these forward-looking statements, as a result of changes in assumptions, new information, or otherwise, after the date of this press release, except as required by law.